Exhibit 10.10

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the           day of          , 2001

AMONG:

                  THE BUCK A DAY COMPANY INC.,
                  a  corporation   incorporated   under  the  laws  of  Ontario,
                  (hereinafter referred to as the "Corporation,

                                                              OF THE FIRST PART,

                                     - and -

                  GEORGE SLIGHTHAM
                  of  the  Town  of  Thornhill,   in  the  Province  of  Ontario
                  (hereinafter referred to as the "Executive")

                                                             OF THE SECOND PART.

      WHEREAS the Corporation wishes to retain the services of the Executive to provide the services hereinafter described during the term hereinafter set out:

      NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:

1. TERM

      The Corporation shall employ the Executive for a period of three years, from November 1, 2001 to and including October 31, 2004, unless such employment shall be terminated earlier as hereinafter provided. Upon the expiry of the term of this agreement on October 31, 2004, and on each anniversary of such date falling thereafter, the term of this agreement shall automatically be extended for one additional year on the same terms and conditions except as to annual salary unless, not less than six months prior to any such anniversary, either the Executive or the Corporation shall have given written notice to the other that it does not wish to further extend this agreement.

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2. DUTIES

      The Executive shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation [and any subsidiaries and associates of the Corporation (as those terms are defined in the Canada Business Corporations Act] as may be determined from time to time by the Chairman consistent with the office of the Director of Business Affairs. Without limitation of the foregoing, the Executive shall occupy the office of the Director of Business Affairs of the Corporation.

3. REPORTING PROCEDURES

      The Executive shall report to the Chairman of the Board of Directors. The Executive shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this agreement.

4. REMUNERATION

      (a) The annual base salary payable to the Executive for his services hereunder for the first year of the term of this agreement shall be One Hundred and Twenty Five Thousand Dollars ($125,000.00), exclusive of bonuses, benefits and other compensation. The annual base salary payable to the Executive for his services hereunder for each successive year of the term of this agreement, exclusive of bonuses, benefits and other compensation, shall increase by ten percent (10%) of the annual base salary for the immediately preceding year. The annual base salary payable to the Executive pursuant to the provisions of this section 4 shall be payable in equal semi-monthly installments in arrears on the 1st and 15th day of each month or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

      (b) the Corporation shall provide the Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation and shall permit the Executive to participate in any share option plan, share purchase pan, retirement plan or similar plan offered by the Corporation from time to time to its senior executives in the manner and to the extent authorized by the Chairman of the Corporation.

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5. NO FURTHER SALARY ADJUSTMENTS

      Other than as herein provided, there shall be no cost-of-living increase or merit increase in the annual base salary unless agreed to in writing by the Corporation.

6. VACATION

      The Executive shall be entitled to four weeks' paid vacation per fiscal year of the Corporation at a time approved in advance by the Chairman, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of the Corporation and the need for the timely performance of the Executive's responsibilities. In the event that the Executive decides not to take all the vacation to which he is entitled in any fiscal year, the Executive shall be entitled to take up to one week of such vacation in the consecutive following fiscal year at a time approved in advance by the Chairman.

7. AUTOMOBILE

      The Executive shall be supplied with a purchased or leased car selected by the Corporation to be used by him for the Corporation's business. The Corporation shall pay or reimburse the Executive for all reasonable operating costs of this vehicle, including leasing costs, insurance, maintenance, gas and oil, properly incurred or to be incurred in connection with the Executive carrying out his duties hereunder. The Executive shall supply the Corporation with the originals of all invoices or statements in respect of which the Executive seeks reimbursement.

8. EXPENSES

      The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder. For all such Expense the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.

9. TERMINATION

      This agreement may be immediately terminated by the Corporation by notice to the Executive if the Executive becomes permanently disabled provided however annual base salary shall be paid as set out in Article 11. The Executive shall be deemed to have become permanently disabled if in any year during the employment period, because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been continuously unable or unwilling or has failed to perform the Executive's duties for 120 consecutive days, or if, during any year of the employment period the Executive has been unable or unwilling or has failed to perform his duties for a total of 180 days, consecutive or

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not.  The term  "any  year of the  employment  period"  means  any  period of 12 consecutive months during the employment period.

      This agreement shall terminate without notice upon the death of the Executive.

10. SEVERANCE PAYMENTS

      (a) If the Executive's employment is terminated for any reason including death, the Executive or spouse of the Executive shall be entitled to receive the greater of:

      (i) the total of:

            (A) 24 months' salary at the then applicable base salary rate;

            (B) the present value, as determined by the Chairman, acting reasonably, of the benefits described in section 4(b) that would be enjoyed by the Executive during the consecutive 24 months assuming his employment was not terminated and assuming the then current level of benefits were continued for those 24 months;

            (C) the present value, as determined by the Chairman, acting reasonably, of the amounts that would have been paid by the Corporation or reimbursed to the Executive pursuant to section 8 during the consecutive 24 months assuming that his employment had not been termination; and

      (ii) the salary otherwise payable to the Executive for the unexpired term of this agreement together with the other amounts described in clause 11(b)(i), mutatis mutandis, provided that in no case will the Executive receive less than the amount to which he is entitled under the Employment Standards Act (Ontario).

The payment described in this subsection 11(b) is the only severance payment the Executive will receive in the event of the termination of this agreement for reasons contemplated in this subsection 11(b).

      (b) The Executive's employment is terminated as a result of the permanent disability or death of the Executive, the Executive or his estate, as applicable, shall be entitled to receive, within 30 days of the date of such termination, the balance of the base salary that would otherwise be paid to the Executive during the remainder of the term of this agreement. The Executive agrees to reasonably comply with all requirements necessary for the Corporation to obtain life insurance for the term of this agreement.

      (c) For the purposes of this section 11, whenever a payment is to be determined with reference to the remaining term of this agreement, if less than six

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months remain in the term of this agreement and no party has given notice of its intention not to renew this agreement as contemplated by Section 1, the "remaining term of this agreement" shall include the remainder of the then existing term of this agreement plus the renewal period.

11. CONFIDENTIALITY

      The Executive acknowledges and agrees that:

      (a) in the course of performing his duties and responsibilities as an officer of the Corporation, he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers (which, for all purposes of this agreement, shall be deemed to include, without limitation, IBM and employees of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries would be highly detrimental to the interest of the Corporation;

      (b) in the course of performing his duties and responsibilities for the Corporation, the Executive has been and will continue in the future to be a representative of the Corporation to its customers, clients and suppliers and as such has had and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;

      (c) The Executive, as an officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interest of the Corporation; and

      (d) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

      In acknowledgment of the matters described above and in consideration of the payments to be received by the Executive pursuant to this agreement, the Executive hereby agrees that he will not, for three years from the date hereof,

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directly or  indirectly  disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Executive.

12. NON-SOLICITATION

      The Executive hereby agrees that he will not, during the period commencing on the date hereof and ending three years following the expiration of the term of this agreement, be a party to or abet any solicitation of customers, clients or suppliers of the Corporation or any of its subsidiaries, to transfer business from the Corporation or any of its subsidiaries to any other person, or seek in any way to persuade or entice any employee of the Corporation or any of its subsidiaries to leave that employment or to be a party to or abet any such action.

13. DISCLOSURE

      During the employment period, the Executive shall promptly disclose to the Chairman full information concerning any interest, direct or indirect, of the Executive (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products form, or to sell or otherwise provide services or products to the corporation or to any of its suppliers or customers.

14. PLACE OF EMPLOYMENT

      The Corporation shall not move or otherwise relocate the place of business at which the Executive reports to work more than 50 kilometers from the current place of business at 465 Davis Drive, Suite 226, Newmarket, Ontario L3Y 2P1.

15. RETURN OF MATERIALS

      All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries and associates that may come into the possession or control of the Executive shall at all times remain the property of the Corporation or such subsidiary or associate, as the case may be. On termination of the Executive's employment for any reason, the Executive agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of the Executive or directly or indirectly under the control of the Executive. The Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.

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16. GOVERNING LAW

      This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

17. SEVERABILITY

      If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

18. ENFORCEABILITY

      The Executive hereby confirms and agrees that the covenants and restrictions pertaining to the Executive contained in this agreement, including, without limitation, those contained in sections 12 and 13 hereof, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Executive of his obligations under any such covenant or restriction. Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining the Executive from any such breach.

19. NO ASSIGNMENT

      The Executive may not assign, pledge or encumber the Executive's interest in this agreement nor assign any of the rights or duties of the Executive under this agreement without the prior written consent of the Corporation.

20. SUCCESSORS

      This agreement shall be binding on and enure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive.

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21. NOTICES

      Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three business days after the resumption of postal service. Notices shall be addressed as follows:

      (a) If to the Corporation:

          The Buck A Day Company Inc.
          465 Davis Drive, Suite 226
          Newmarket, Ontario L3Y 2P1

          Fax: 905-868-9485

      (b) If to the Executive

          George Slightham
          8 Hester Court
          Thornhill, Ontario L3T 3K5

          Fax: (905) 709-3189

22. LEGAL ADVICE

      The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this agreement.

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      IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written

SIGNED, SEALED AND DELIVERED       )     THE BUCK A DAY COMPANY INC.
in the presence of:                )
                                   )
                                   )
     /s/                           ) Per:     /s/
 --------------------------------  )     -------------------------------------
                                   )                 A.S.O.

                                   )      /s/ George Slightham
 --------------------------------  )     -------------------------------------
                                   )     GEORGE SLIGHTHAM
                                   )
                                   )
                                   )
                                   )
                                   )
                                   )